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                                                          Exhibit (a)(1)(iii)


                             SANMINA-SCI CORPORATION
                     VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
                                  ELECTION FORM

To Sanmina-SCI Corporation ("SANMINA-SCI") Optionee:

      I have received the Offer to Exchange dated February 3, 2003, the memorandum from Carmine Renzulli dated February 3, 2003, this Election Form and the Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "OFFER"), offering eligible employees the opportunity to exchange certain outstanding (i.e., unexercised) stock options for options to be granted at least six months and one day following the cancellation of the exchanged options (the "NEW OPTION"). Options eligible to be tendered are all outstanding options to purchase shares of Sanmina-SCI common stock with exercise prices of $11.00 or more per share granted under the following plans (the "OLD OPTIONS"):

      (1) the Sanmina-SCI Corporation 1990 Stock Plan, the Sanmina-SCI Corporation 1996 Non-Qualified Plan, the Sanmina-SCI Corporation 1999 Stock Plan, and the Sanmina-SCI Corporation Stock Option Plan 2000;

      (2) options we have assumed upon our acquisition of Altron Inc. ("ALTRON") under Altron's 1991 Stock Option Plan (ISO plan);

      (3) options we have assumed upon our acquisition of Hadco Corporation ("HADCO") under Hadco's Non-Qualified Stock Option Plan dated September 7 1990, Non-Qualified Stock Option Plan dated November 5, 1995 and 1998 Stock Plan; and

      (4) options we have assumed upon our acquisition of SCI Systems, Inc. ("SCI") under SCI's 2000 Stock Incentive Plan, 1994 Stock Option Incentive Plan, and Non Qualified Stock Option Plan.

This Offer expires at 5:00 p.m. Pacific Time on March 4, 2003. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

      By signing below, I understand and acknowledge that:

      (a) Tendering one or more of my Old Options by following the procedure described in the Offer and in the instructions to this Election Form will constitute my acceptance of the terms and conditions of the Offer. Sanmina-SCI's acceptance for exchange of Old Options tendered in accordance with the Offer will constitute a binding agreement between Sanmina-SCI and me upon the terms and conditions of the Offer.

      (b) Upon Sanmina-SCI's acceptance of the Old Options for exchange, this Election Form will serve as an amendment to the option agreement(s) covering the Old Option(s) that I am tendering.

               RETURN TO YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE
              NO LATER THAN 5:00 P.M. PACIFIC TIME ON MARCH 4, 2003
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      (c) The New Option will be subject to the terms of the Offer, the
Sanmina-SCI Corporation 1999 Stock Plan and a new option agreement between Sanmina-SCI and me, and all applicable laws and regulations. For employees in France, the New Option will be subject to the provisions of an addendum to the Sanmina-SCI Corporation 1999 Stock Plan that will allow for the New Option to be eligible for favorable tax treatment in France.

      (d) For each Old Option I elect to tender, I lose my right to purchase all outstanding unexercised shares under that option after it is accepted and cancelled.

      (e) The New Option I will receive will be granted no earlier than September 11, 2003 and no later than September 17, 2003 or, if the Offer is extended, no earlier than the first business day that is six months and one day after the Old Options I am tendering are accepted for exchange and cancelled. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTION COULD BE HIGHER THAN THE EXERCISE PRICE OF THE OLD OPTIONS.

      (f) I must be an employee of Sanmina-SCI or one of its subsidiaries and otherwise be eligible under the Sanmina-SCI Corporation 1999 Stock Plan on the date the New Option is granted in order to receive my New Option. I UNDERSTAND THAT I WILL HAVE NO RIGHTS WITH RESPECT TO MY OLD OPTIONS THAT ARE CANCELLED IF MY EMPLOYMENT IS TERMINATED FOR ANY REASON WHATSOEVER BEFORE THE GRANT OF THE NEW OPTION, WHICH IS EXPECTED TO OCCUR NO EARLIER THAN SEPTEMBER 11, 2003 AND NO LATER THAN SEPTEMBER 17, 2003, UNLESS THE PERIOD IN WHICH I MAY ACCEPT THE OFFER IS EXTENDED. I understand that if I work or reside in Canada, then for purposes of receiving a New Option, my employment will be considered to have been terminated on the earlier of (i) the date my employment actually terminates, or
(ii) the date my employer provides me with notice of termination.

      (g) The New Option I will receive will be the same type of option under U.S. federal tax law as my Old Option, to the extent allowed by law. Each New Option will be vested and exercisable on its date of grant as to one eighth (1/8th) of the shares subject to the New Option and shall vest as to one forty-eighth (1/48th) of the shares subject to such option each month thereafter on the same day of the month as the cancellation date of the old option such that the New Option will be fully vested and exercisable four (4) years from the cancellation date of the Old Option, subject to my continued employment with Sanmina-SCI or one of its subsidiaries on each such date; provided, however, that if I am an employee resident in France or otherwise subject to the tax laws of France, I will not be permitted to exercise the New Option for at least one year following the grant date of the New Option. For example, if I tender an outstanding Old Option covering 1,200 shares of Sanmina-SCI common stock and Sanmina-SCI accepts and cancels that Old Option on March 10, 2003, then assuming the corresponding New Option is granted on September 11, 2003, the New Option will be vested as to 150 shares on its date of grant and 25 additional shares will vest on the 10th of each month thereafter, subject to your continued employment with Sanmina-SCI or one of its subsidiaries on each such date. I ACKNOWLEDGE THAT IF SOME OF MY OLD OPTIONS CONSIST OF OPTIONS SANMINA-SCI ASSUMED UPON ITS ACQUISITION OF SCI, THE NEW OPTION WILL NOT CONTAIN ANY SPECIAL VESTING PROVISIONS UPON MY RETIREMENT WITH SANMINA-SCI OR OTHERWISE THAT MAY CURRENTLY APPLY TO SUCH OLD OPTIONS. I understand that if I work or reside in Canada, then for purposes of vesting, my

               RETURN TO YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE
              NO LATER THAN 5:00 P.M. PACIFIC TIME ON MARCH 4, 2003


                                      -2-
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employment will be considered to have been terminated on the earlier of (i)
the date my employment actually terminates, or (ii) the date my employer provides me with notice of termination.

      (h) Each of the Old Options that I am tendering represents all of the common stock covered by each such Old Option that I am tendering. I ALSO UNDERSTAND THAT IF I ELECT TO CANCEL ANY OLD OPTION, ALL OPTIONS (REGARDLESS OF EXERCISE PRICE) GRANTED IN THE SIX MONTHS PRIOR TO THE COMMENCEMENT OF THE OFFER (THAT IS, SINCE AUGUST 3, 2002) WILL BE AUTOMATICALLY CANCELLED AND REPLACED WITH A NEW OPTION. FOR PURPOSES OF THE OFFER, THE TERM "OLD OPTION" INCLUDES ANY SUCH OPTIONS. I acknowledge that if I exercise any such options after the date the Offer commences (i.e., February 3, 2003), then I will not be permitted to participate in the Offer.

      (i) Under certain circumstances described in the Offer to Exchange, Sanmina-SCI may terminate or amend and postpone its acceptance and cancellation of any Old Option tendered for exchange. In this event, I understand that the Old Options delivered with this Election Form, but not accepted, will be returned to me at my address indicated below.

      (j) Sanmina-SCI has advised me to consult with my own financial advisors as to the consequences of participating or not participating in the Offer.

      (k) Participation in the Offer will not be construed as a right to my continued employment with Sanmina-SCI or any of its subsidiaries for any period and my employment with Sanmina-SCI or any of its subsidiaries can be terminated at any time by me or Sanmina-SCI (or one of Sanmina-SCI's subsidiaries, as applicable), with or without cause or notice, subject to the provisions of local law.

      (l) All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

      (m) BY SIGNING THIS ELECTION FORM I AGREE TO BE BOUND BY THE ADDITIONAL TERMS AND CONDITIONS SET FORTH IN THE INSTRUCTIONS ATTACHED HERETO.

      Subject to the above understandings and acknowledgements, I would like to participate in the Offer as indicated below.

      Listed in this Election Form are all of my outstanding stock options that are eligible for exchange pursuant to this Offer. I will check the box and note the Grant Date and Grant Number of each Old Option with respect to which I agree to have such grant, together with all of my stock option grants since August 3, 2002, cancelled and replaced pursuant to the terms of the Election Form and the Offer.

      I understand that I may change the terms of my election to Old Options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject, either of such documents must be received prior to the cutoff date of 5:00 p.m. Pacific Time, March 4, 2003.

               RETURN TO YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE
              NO LATER THAN 5:00 P.M. PACIFIC TIME ON MARCH 4, 2003


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      I understand that the Personnel Summary enclosed with the package of Offer documents contains a complete profile of my stock options.

      All questions as to the number of shares subject to Old Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Options will be determined by Sanmina-SCI in its sole discretion.

                         [STOCK OPTION TABLE TO FOLLOW]


               RETURN TO YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE
              NO LATER THAN 5:00 P.M. PACIFIC TIME ON MARCH 4, 2003


                                      -4-
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Subject to the terms and conditions contained in this Election Form, I wish to tender for exchange each Old Option I have indicated below with a checked box.








                           [SIGNATURE PAGE TO FOLLOW]


               RETURN TO YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE
              NO LATER THAN 5:00 P.M. PACIFIC TIME ON MARCH 4, 2003


                                      -5-
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I understand that the Old Options specified above plus any option grants on or after August 3, 2002 will be irrevocably cancelled on March 10, 2003.


------------------------------------   -----------------------------------------
Employee Signature                     National Insurance/Social Security/Social
                                       Insurance/National ID/Tax File Number


------------------------------------   -----------------------------------------
Employee Name (Please Print)           Date and Time


---------------------------------------------------------
Home or Work Address


               RETURN TO YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE
              NO LATER THAN 5:00 P.M. PACIFIC TIME ON MARCH 4, 2003


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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1. DELIVERY OF ELECTION FORM.

      A properly completed and executed original of this Election Form, and any other documents required by this Election Form, must be placed in the provided envelope and received by your local Human Resources Representative on or before 5:00 p.m. Pacific Time on March 4, 2003 (the "EXPIRATION DATE"). Please retain a copy of all such documentation for your records.

      THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

      2. WITHDRAWALS OF TENDERED OPTIONS.

      You may withdraw your tendered options at any time before the Expiration Date. If Sanmina-SCI extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although Sanmina-SCI currently intends to accept your validly tendered options promptly after the Expiration Date, if we do not accept your tendered options before 9:00 p.m., Pacific Time, on March 31, 2003, you may withdraw your tendered options at any time after such date. You may not withdraw a validly tendered option that has been accepted by Sanmina-SCI.

      To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject with the required information to your local Human Resources Representative while you still have the right to withdraw the tendered options. You may not rescind a withdrawal and you will be deemed not to have tendered any Old Options you have withdrawn unless you properly re-tender them before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

      Tenders of options made through the Offer may be changed at any time before the Expiration Date. If Sanmina-SCI extends the Offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a new signed and dated Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

      Sanmina-SCI will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

      3. TENDERS.

      If you intend to tender options through the Offer, you must mark with an "x" the appropriate boxes to the left of each grant in the table on the Election Form.

      Sanmina-SCI will not accept partial tenders of option grants. Accordingly, you may tender all or none of the unexercised shares subject to the Old Options you decide to tender as indicated in the table on the Election Form. Also, if you intend to tender any of the Old Options that were granted to you, then ALL OPTIONS GRANTED TO YOU IN THE SIX MONTHS PRIOR TO THE COMMENCEMENT OF THE OFFER (THAT IS, SINCE AUGUST 3, 2002) WILL ALSO BE CANCELLED AND REPLACED WITH A NEW OPTION. For purposes of this Election form, the term "OLD OPTIONS" includes any such options. However, exercising any such options after the commencement of the Offer will make you ineligible for participation in the Offer.

      4. SIGNATURES ON THIS ELECTION FORM.

      If the holder of the Old Options signs this Election Form, the signature must correspond with the name as written on your Personnel Summary (enclosed in the package containing the Offer documents).

      If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Sanmina-SCI of the authority of that person so to act must be submitted with this Election Form.

      5. OTHER INFORMATION ON THIS ELECTION FORM.

      In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed it. You must also include a current work or home address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

      6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

      Sanmina-SCI has not authorized any person to interpret this offer or to make any recommendation on our behalf in connection with this offer. Questions about the Offer or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to your local Human Resources Representative.

      7. IRREGULARITIES.

      All questions as to the number of shares subject to Old Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Sanmina-SCI in its sole discretion. Sanmina-SCI's determinations shall be final and binding on all parties. Sanmina-SCI reserves the right to reject any or all tenders of options Sanmina-SCI determines not to be in proper form or the acceptance of which may, in the opinion of Sanmina-SCI's counsel, be unlawful. Sanmina-SCI also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Sanmina-SCI's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Old Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Sanmina-SCI shall determine. Neither Sanmina-SCI nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

      8. ADDITIONAL DOCUMENTS TO READ.

      You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the memorandum from Carmine Renzulli dated February 3, 2003 before deciding to participate in the Offer.

      9. IMPORTANT TAX INFORMATION.

      You should refer to Section 17 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Section 18 for a discussion of tax consequences that may apply to you.

      10. MISCELLANEOUS.

            A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Sanmina-SCI or any of its affiliates for the exclusive purpose of implementing, administering and managing your participation in the Offer.

      You understand that Sanmina-SCI or any of its affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Sanmina-SCI, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("DATA"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain, record and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer and Sanmina-SCI or any of its affiliates may retain such information in your file. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

            B. Acknowledgement. By accepting this Offer, you acknowledge that:
(i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause subject to the provisions of local law; (iii) if you receive a New Option, it will be granted to you in your status as an employee of your employer and, in the event that Sanmina-SCI is not your employer, the New Option can in no event be understood or interpreted to mean that Sanmina-SCI is your employer or that you have an employment relationship with Sanmina-SCI; (iv) the Offer, the Old Options and the New Option are outside the scope of your employment contract, if any, and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (v) the future value of the shares underlying a New Option granted to you is unknown and cannot be predicted with certainty; (vi) if the shares underlying a New Option granted to you do not increase in value, the New Option will have no value; and (vii) no claim or entitlement to compensation or damages arises from the termination of the Old Options or diminution in value of the New Option or shares purchased through the exercise of the New Option.

      IMPORTANT: THE ELECTION FORM TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE ON OR BEFORE THE EXPIRATION DATE.

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